Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in the Registration Statement on Form S-1 of Kenongwo Group US, Inc. of our report dated January 30, 2020, relating to the audited financial statements of Jiangxi Kenongwo Technology Co., Ltd. as of December 31, 2018 and 2017. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
January 31, 2020	Certified Public Accountants